Exhibit 4(x)(3)
[EXECUTION COPY]
AMENDMENT NO. 2
TO
AMENDED AND RESTATED CREDIT AGREEMENT
This AMENDMENT NO. 2, dated as of July 31, 2008 (this “Amendment”), is made by and among UNS ELECTRIC, INC., an Arizona corporation (“UNS Electric”), UNS GAS, INC., an Arizona corporation (“UNS Gas”, and together with UNS Electric being referred to herein, individually, as a “Borrower” and, collectively, as the “Borrowers”), UNISOURCE ENERGY SERVICES, INC., an Arizona corporation (the “Guarantor”), the lenders listed on the signature pages of this Amendment as “Lenders” (such lenders, together with their respective permitted assignees from time to time, being referred to herein, collectively, as the “Lenders”), and UNION BANK OF CALIFORNIA, N.A., as administrative agent for the Lenders (in such capacity, the “Administrative Agent”).
PRELIMINARY STATEMENT:
The Borrowers, the Guarantor, the Lenders and the Administrative Agent previously entered into that certain Amended and Restated Credit Agreement, dated as of August 11, 2006, as amended by Amendment No. 1 thereto, dated as of April 30, 2007 (as so amended, the “Existing Agreement”, as further amended by this Amendment, the “Amended Agreement”, and as the Amended Agreement may hereafter be amended, supplemented or otherwise modified from time to time, the “Credit Agreement”). The Borrowers and the Lenders desire to amend Section 8.03(a) of the Existing Agreement in order to exclude, during the period from the effective date of this Amendment until August 11, 2008, certain Long Term Debt of UNS Electric that it intends to incur prior to August 11, 2008 and utilize to repay, on the maturity date thereof, its existing 7.61% Senior Notes due August 11, 2008. Each of the Borrowers, the Guarantor and the Required Lenders has agreed to such amendment, on the terms and conditions set forth herein. The parties therefore agree as follows (capitalized terms used but not defined herein having the meanings assigned such terms in the Existing Agreement):
SECTION 1. Amendment to Existing Agreement. The Existing Agreement is, effective as of the date hereof and subject to the satisfaction of the conditions precedent set forth in Section 2 hereof, hereby amended as follows:
(a) Consolidated Leverage Ratio. Section 8.03(a) of the Existing Agreement is hereby amended and restated in its entirety to read as follows:
“(a) Consolidated Leverage Ratio. Such Borrower shall maintain at all times a ratio of such Borrower’s Consolidated Long Term Debt to its Consolidated Total Capitalization of not greater than (i) in the case of UNS Gas, 0.67 to 1.00, and (ii) in the case of UNS Electric, 0.65 to 1.00; provided, however, that, solely for purposes of calculating such ratio pursuant to the foregoing clause (ii) during the period from July 31, 2008 until the repayment in full of UNS Electric’s existing Notes (as defined in the Note Purchase Agreement to which UNS Electric is a party) (the “Existing UNS Electric Notes”) (but in any event no later than August 11, 2008), the portion of any Long Term Debt of UNS Electric incurred on or after July 31, 2008 that UNS Electric intends to utilize to repay in full, on or before the maturity date thereof, the Existing UNS Electric Notes shall be excluded from UNS Electric’s Consolidated Long Term Debt and Consolidated Total Capitalization (provided, that UNS Electric shall have delivered to the Administrative Agent, within two (2) Business Days after the date on which UNS Electric incurs such Long Term Debt, an Officer’s Certificate certifying that the proceeds of such Long Term Debt will be utilized to repay in full the Existing UNS Electric Notes on or before the maturity date thereof).”

SECTION 2. Conditions of Effectiveness of Amendment. The amendment to the Existing Agreement set forth in Section 1 hereof shall become effective as of the date hereof when, and only when, the Administrative Agent shall have received counterparts of this Amendment executed by the Borrowers, the Guarantor and the Required Lenders.
SECTION 3. Representations and Warranties of the Borrowers. Each Borrower represents and warrants as follows:
(a) The execution and delivery by such Borrower of this Amendment, and the performance by such Borrower of this Amendment and the Amended Agreement, are within such Borrower’s organizational powers and have been duly authorized by all necessary corporate and, if required, stockholder action, and do not and will not (i) violate any Requirement of Law, (ii) violate or result in a default under any indenture, agreement or other instrument binding upon such Borrower or any of its Subsidiaries or its assets, or give rise to a right thereunder to require any payment to be made by such Borrower or any of its Subsidiaries, or (iii) result in the creation or imposition of any Lien on any asset of such Borrower or any of its Subsidiaries. This Amendment has been duly executed and delivered by such Borrower.
(b) The execution and delivery by such Borrower of this Amendment, and the performance by such Borrower of this Amendment and the Amended Agreement, do not require any consent or approval of, registration or filing with, or any other action by, any Governmental Authority, except as set forth in Section 7.01(g) of the Amended Agreement.
(c) Each of this Amendment and the Amended Agreement constitutes a legal, valid and binding obligation of such Borrower, enforceable in accordance with its terms, subject to applicable bankruptcy, insolvency, reorganization, moratorium or other laws affecting the enforcement of creditors’ rights generally and subject to general principles of equity, regardless of whether considered in a proceeding in equity or at law.
(d) No Default or Event of Default with respect to such Borrower or the Guarantor has occurred and is continuing.

SECTION 4. Reference to and Effect on the Existing Agreement. (a) Upon the effectiveness of this Amendment: (i) each reference in the Existing Agreement to “this Agreement”, “hereunder”, “hereof” or words of like import referring to the Existing Agreement shall mean and be a reference to the Credit Agreement; and (ii) each reference in any other Loan Document to “the Credit Agreement”, “thereunder”, “thereof” or words of like import referring to the Existing Agreement shall mean and be a reference to the Credit Agreement.
(b) Except as specifically amended above, the Existing Agreement shall continue to be in full force and effect and is hereby in all respects ratified and confirmed.
(c) The execution, delivery and effectiveness of this Amendment shall not, except as expressly provided herein, operate as a waiver of any right, power or remedy of the Lenders, the Issuing Banks or the Administrative Agent under the Existing Agreement or any other Loan Document, nor constitute a waiver of any provision of the Existing Agreement or any other Loan Document.
SECTION 5. Costs and Expenses. The Borrowers agree to pay on demand all reasonable out-of-pocket expenses of the Administrative Agent in connection with the preparation, negotiation, syndication, execution and delivery of this Amendment and the other instruments and documents to be delivered hereunder, including, without limitation, the reasonable fees, charges and disbursements of counsel to the Administrative Agent with respect thereto and with respect to advising the Administrative Agent as to its rights and responsibilities hereunder and thereunder, and all out-of-pocket expenses incurred by the Administrative Agent, any Issuing Bank or any Lender (including, without limitation, the fees, charges and disbursements of any counsel for the Administrative Agent, any Issuing Bank or any Lender) in connection with the enforcement (whether through negotiations, legal proceedings or otherwise) of this Amendment.

SECTION 6. Execution in Counterparts. This Amendment may be executed in any number of counterparts and by different parties hereto in separate counterparts, each of which when so executed and delivered shall be deemed to be an original and all of which taken together shall constitute but one and the same instrument. In furtherance of the foregoing, it is understood and agreed that signatures hereto submitted by facsimile or other electronic transmission shall be deemed to be, and shall constitute, original signatures.
SECTION 7. Governing Law. This Amendment shall be governed by, and construed in accordance with, the laws of the State of the New York.
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IN WITNESS WHEREOF, the parties hereto have caused this Amendment to be executed by their respective officers thereunto duly authorized, as of the date first above written.

UNS ELECTRIC, INC., as a Borrower
By:
Name:
Title:

UNS GAS, INC., as a Borrower
By:
Name:
Title:

UNISOURCE ENERGY SERVICES, INC., as Guarantor
By:
Name:
Title:

UNION BANK OF CALIFORNIA, N.A., as Administrative Agent and a Lender
By:
Name:
Title:
Signature Page to Amendment No. 2 to UNS Gas, Inc./UNS Electric, Inc. Credit Agreement

S-1

THE BANK OF NEW YORK MELLON, as a Lender
By:
Name:
Title:

WELLS FARGO BANK, NATIONAL ASSOCIATION, as a Lender
By:
Name:
Title:

ABN AMRO BANK N.V., as a Lender
By:
Name:
Title:

By:
Name:
Title:

JPMORGAN CHASE BANK, N.A., as a Lender
By:
Name:
Title:
Signature Page to Amendment No. 2 to UNS Gas, Inc./UNS Electric, Inc. Credit Agreement

S-2

WACHOVIA BANK, NATIONAL ASSOCIATION, as a Lender
By:
Name:
Title:
Signature Page to Amendment No. 2 to UNS Gas, Inc./UNS Electric, Inc. Credit Agreement

S-3